Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 1, 2023, relating to the financial statements of Altra Industrial Motion Corp., appearing in the Regal Rexnord Corporation’s Current Report on Form 8-K dated June 5, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 26, 2024